UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

May 31, 2011

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, our parent company, DJO Global, Inc. (“DJO” or the “Company”) announced that it had entered into an employment agreement with Michael P. Mogul, whereby Mr. Mogul will become the Chief Executive Officer of DJO effective June 13, 2011. In connection with Mr. Mogul’s appointment, he will also be appointed as a member of the Board of Directors of the Company.  As previously disclosed, Les Cross, DJO’s current President and CEO will assume the role of Chairman of the Board, effective June 13, 2011.  A copy of the employment agreement is annexed hereto as Exhibit 10.1 and incorporated herein by reference.

Prior to joining DJO, Mr. Mogul, age 46, served as the Group President, Orthopaedics of Stryker Corporation since September 2009. Mr. Mogul began his career with Stryker in 1989 at the Instruments division as a sales representative. He progressed to regional sales manager, assistant to the chairman and business unit general manager. In 1994, he was promoted to vice president of sales for the now Orthopaedics division, and in 2000 was named the managing director of Stryker’s businesses in Germany, Austria and Switzerland. In 2005 he was promoted to president of Orthopaedics.

Under his employment agreement, Mr. Mogul will be entitled to receive an annual base salary of $750,000 and an annual bonus at a target rate of 100% of his base salary with a maximum bonus of 150% of his base salary, contingent on his achieving target and maximum performance objectives established by the Company’s Board of Directors.  For the 2011 fiscal year, Mr. Mogul’s annual bonus will be $652,000 in lieu of the foregoing formulaic bonus.

Contingent on Mr. Mogul’s purchase of $2,600,000 in shares of the Company’s common stock at fair market value, the Company will award Mr. Mogul 60,753 restricted shares or restricted share units pursuant to the form of restricted share agreement or form of restricted stock unit agreement annexed hereto as Exhibits 10.2 and 10.3, respectively. These restricted shares or restricted stock units will vest 50% on the first anniversary of Mr. Mogul’s start date with the Company and 50% on the second anniversary, in each case contingent on his continued employment through the applicable anniversary.  In addition, Mr. Mogul will be granted options to acquire 800,000 shares of the Company’s common stock at an exercise price per share equal to $16.46 pursuant to the form of stock option agreement annexed hereto as Exhibit 10.4.  One-third of these stock options will vest in equal annual installments over four years, contingent on Mr. Mogul’s continued employment through each vesting date.  The other two-thirds of the stock options will vest based upon Blackstone Capital Partners V L.P. and its affiliates, the Company’s primary stockholders, achieving and liquidating a minimum return on their investment in DJO’s capital stock of “money on invested capital” (MOIC), as defined in the stock option agreement.  One-third of the options utilize a 2.25 MOIC and one-third utilize a 2.50 MOIC.  A form of the subscription agreement relating to Mr. Mogul’s purchase of shares of the Company’s common stock is annexed hereto as Exhibit 10.5.

The employment agreement also contains non-competition provisions, pursuant to which Mr. Mogul has agreed not to engage in specified activity competing with the Company for 18 months after a termination of his employment.

Item 7.01.  Regulation FD Disclosure.

On May 31, 2011, the Company issued a press release announcing Mr. Mogul’s appointment as the Company’s chief executive officer.  The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
10.1	Employment Agreement, dated as of May 31, 2011, between DJO Global, Inc. and Michael P. Mogul

10.2	Form of Restricted Share Agreement between DJO Global, Inc. and Michael P. Mogul

10.3	Form of Restricted Stock Unit Agreement between DJO Global, Inc. and Michael P. Mogul

10.4	Form of Stock Option Agreement between DJO Global, Inc. and Michael P. Mogul

10.5	Form of Subscription Agreement between DJO Global, Inc. and Michael P. Mogul

99.1	Press release dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: June 3, 2011
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement, dated as of May 31, 2011, between DJO Global, Inc. and Michael P. Mogul

10.2	Form of Restricted Share Agreement between DJO Global, Inc. and Michael P. Mogul

10.3	Form of Restricted Stock Unit Agreement between DJO Global, Inc. and Michael P. Mogul

10.4	Form of Stock Option Agreement between DJO Global, Inc. and Michael P. Mogul

10.5	Form of Subscription Agreement between DJO Global, Inc. and Michael P. Mogul

99.1	Press release dated May 31, 2011